Exhibit 99.1

ImClone Systems Incorporated

180 Varick Street
New York, NY 10014
Tel: (212) 645-1405
Fax: (212) 645-2054
www.imclone.com

ImClone Systems Incorporated Investors:	Media:
Andrea F. Rabney	David M. F. Pitts
(646) 638-5058	(646) 638-5058
Stefania Bethlen
(646) 638-5058

For Immediate Release

IMCLONE SYSTEMS PROMOTES RICHARD CROWLEY TO
SENIOR VICE PRESIDENT, BIOPHARMACEUTICAL OPERATIONS

Joseph Tarnowski, Ph.D., Senior Vice President,
Manufacturing Operations and Product Development, to Leave the Company

New York, NY – February 9, 2006 – ImClone Systems Incorporated (NASDAQ: IMCL) announced today that Richard Crowley has been promoted to Senior Vice President, Biopharmaceutical Operations.  In this role, Mr. Crowley will oversee the Company’s biologics manufacturing operations, which include the manufacturing, process development, engineering and facilities, quality control and quality assurance departments.  Mr. Crowley joined ImClone Systems in 2000 as Assistant Vice President, Manufacturing, and was promoted to Vice President, Manufacturing and General Manager in 2002.  Mr. Crowley replaces Joseph Tarnowski, Ph.D., Senior Vice President, Manufacturing Operations and Product Development, as head of the Company’s manufacturing operations.  Dr. Tarnowski is leaving the Company to take a position at Bristol-Myers Squibb.

Before joining ImClone Systems in 2000, Mr. Crowley served in a variety of positions at BASF, Genencor International, Eastman Kodak and Monsanto.  Most recently, he served as Director of Biologics Manufacturing at BASF Bioresearch Corp., where he was responsible for the construction and operation of a multi-product GMP clinical pilot/production facility for the production of biopharmaceuticals.

“Rick has been with ImClone Systems since the early stages of its commercial manufacturing program and is well qualified to head this important functional area,” stated Joseph L. Fischer, Interim Chief Executive Officer of ImClone Systems. “We thank Joe for helping to plan and operate our commercial manufacturing facilities and for building a strong team which allowed for a smooth succession.  The efforts of many talented individuals within our engineering, facilities and manufacturing divisions have gone into developing ImClone Systems’ considerable biologics manufacturing capability, and we look forward to continued successes under Rick’s leadership.”

About ImClone Systems Incorporated

ImClone Systems Incorporated is committed to advancing oncology care by developing and commercializing a portfolio of targeted biologic treatments designed to address the medical needs of patients with a variety of cancers.  The Company’s research and development programs include growth factor blockers and angiogenesis inhibitors.  ImClone Systems’ strategy is to become a fully integrated biopharmaceutical company, taking its development programs from the research stage to the market.  ImClone Systems’ headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws.  Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Many of these factors are beyond the company’s ability to control or predict.  Important factors that may cause actual results to differ materially and could impact the company and the statements contained in this news release can be found in the company’s filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K.  For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

#  #  #